SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 16, 2009

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9825 Spectrum Drive,
Building 3
Austin, Texas 78717

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 16, 2009, the employment relationship of Robert A. Yonke, President of Urology Services of HealthTronics, Inc. (the “Company”), was terminated.

(e) In connection with Mr. Yonke’s departure, the Company entered into a Termination and Consulting Agreement with Mr. Yonke whereby (1) Mr. Yonke agreed to provide consulting services to the Company until July 16, 2010 and the Company will make semi-monthly payments of $10,688 (starting on July 1, 2009) to Mr. Yonke until July 16, 2010 (regardless of whether the consultancy terminates before such date) for these consulting services, and (2) the Company will reimburse COBRA expenses of Mr. Yonke for his continued coverage under the Company’s medical plan until the earlier of (i) the expiration of the period of coverage under COBRA, and (ii) July 16, 2010. The Termination and Consulting Agreement also provides that Mr. Yonke will continue to vest in his current restricted stock awards until July 16, 2010 and the noncompetition and the nonsolicitation provisions set forth in Mr. Yonke’s Employment Agreement will continue in full force and effect and that such Executive Employment Agreement is otherwise terminated. The Termination and Consulting Agreement is attached as Exhibit 10.1, which exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Termination and Consulting Agreement, dated June 16, 2009, by and between HealthTronics, Inc. and Robert A. Yonke.

10.2	Employment Agreement, dated April 17, 2008, by and between HealthTronics, Inc. and Robert A. Yonke.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Date: June 17, 2009	By:	/s/ Richard A. Rusk
Name: Richard A. Rusk
Title: Interim Chief Financial Officer, Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Termination and Consulting Agreement, dated June 16, 2009, by and between HealthTronics, Inc. and Robert A. Yonke.

10.2	Employment Agreement, dated April 17, 2008, by and between HealthTronics, Inc. and Robert A. Yonke.